MantylaMCREYNOLDS LLC
The CPA. Never Underestimate The Value.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 27, 2007, on the balance sheet of YaFarm Technologies, Inc. as of December 31, 2006 and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005 in the Registration Statement on Form SB-2/A Second Amendment of YaFarm Technologies, Inc.

/s/ Mantyla McReynolds, LLC

Mantyla McReynolds, LLC
Salt Lake City, Utah
June 12, 2007